EXHIBIT 4(k)

                                 AMENDMENT NO. 6

                      SIXTH AMENDMENT TO THIRD AMENDED AND
                       RESTATED REVOLVING CREDIT AGREEMENT

    THIS SIXTH AMENDMENT, dated as of the 13 day of January, 2000, by and between Newcor, Inc., a Delaware corporation, of Bloomfield Hills, Michigan (herein called "Company") and Comerica Bank, a Michigan banking corporation, of Detroit, Michigan (herein called "Bank");

                                   WITNESSETH:

         WHEREAS, Company and Bank desire to amend that certain Third Amended and Restated Revolving Credit Agreement dated as of January 15, 1998, entered into by and between Company and Bank, which was amended by five previous Amendments (herein called "Agreement");

         NOW, THEREFORE, it is agreed that the Agreement is amended as follows:

         1. The definition of "Prime-based Rate" in Section 1 of the Agreement is amended to read in its entirety:

         " `Prime-based Rate' shall mean a per annum interest rate which is the sum of the Applicable Margin plus the greater of (i) the Prime Rate or
         (ii) the Alternate Base Rate."

         2. Schedule 2.11 attached to this Amendment is substituted for
Schedule 2.11 attached to the Agreement.

         3. Company hereby represents and warrants that, after giving effect to the amendment contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's Certificate of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Sections 5.1 through 5.7 and 5.9 through 5.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 5.8 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 6.1 of the Agreement; and (d) no event of default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an event of default under the Agreement, has occurred and is continuing as of the date hereof.

         4. This Amendment shall be effective upon (a) execution of this Amendment by Company and Bank and (b) execution by the Guarantors of the attached Acknowledgment.

         5. Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.

         WITNESS the due execution hereof on the day and year first above written.

COMERICA BANK                                 NEWCOR, INC.



By:  /s/ Brian E. Marshall                    By:  /s/ Keith F. Hale
    ---------------------------                   --------------------------

Its: Vice President                           Its: President and CEO
                                                  --------------------------

                                              By:  /s/ James J. Connor
                                                  --------------------------

                                              Its: Vice President
                                                  --------------------------

                                 ACKNOWLEDGMENT

         The undersigned accept and agree to the Amendment No. 6 to the Third Amended and Restated Revolving Credit Agreement and agree to the continued effectiveness of the Guaranties originally executed and delivered to Comerica Bank by the undersigned on January 15, 1998 and on March 4, 1998, as applicable.

                                             ROCHESTER GEAR, INC.



                                             By:  /s/ Keith F. Hale
                                                 -------------------------

                                             Its: President and CEO
                                                  -------------------------


                                             By:  /s/ James J. Connor
                                                  -------------------------

                                             Its: Vice President
                                                  -------------------------

                                             ENC CORP.



                                             By:  /s/ Keith F. Hale
                                                  -------------------------

                                             Its: President and CEO
                                                  -------------------------


                                             By:  /s/ James J. Connor
                                                  -------------------------

                                             Its: Vice President
                                                  -------------------------

DECO TECHNOLOGIES, INC.                     PLASTRONICS PLUS, INC.



By: /s/ Keith F. Hale                       By:  /s/ Keith F. Hale
    ---------------------                       ---------------------

Its: President and CEO                      Its: President and CEO
    ---------------------                       ---------------------

By: /s/ James J. Connor                     By:  /s/ James J. Connor
    ---------------------                       ---------------------

Its: Vice President                         Its: Vice President
    ---------------------                       ---------------------


DECO INTERNATIONAL, INC.                    NEWCOR M-T-L, INC.


By: /s/ Keith F. Hale                        By:  /s/ Keith F. Hale
    ---------------------                       ---------------------

Its: President and CEO                      Its:  President and CEO
    ---------------------                       ---------------------

By: /s/ James J. Connor                     By:  /s/ James J. Connor
    ---------------------                       ---------------------

Its: Vice President                         Its:   Vice President
    ---------------------                       ---------------------

TURN-MATIC, INC.                            GRAND MACHINING COMPANY


By: /s/ Keith F. Hale                       By:  /s/ Keith F. Hale
    ---------------------                       ---------------------

Its: President and CEO                      Its:  President and CEO
    ---------------------                       ---------------------

By: /s/ James J. Connor                     By:  /s/ James J. Connor
    ---------------------                       ---------------------

Its: Vice President                         Its:   Vice President
    ---------------------                       ---------------------

                                            SCHEDULE 2.11


----------------------- -------------- ----------------- ---------------- ----------------- ---------------- --------------

                           LEVEL I         LEVEL II          LEVEL III        LEVEL IV           LEVEL V     LEVEL VI
----------------------- -------------- ----------------- ---------------- ----------------- ---------------- --------------

Funded Debt to EBITDA   < 3.0 to 1.0   > 3.0 to 1.0 &    > 3.5 to 1.0 &   > 4.0 to 1.0 &    > 4.5 to 1.0 &   >5.0 to 1.0
Ratio                   -
                                       < 3.5 to 1.0      < 4.0 to 1.0     < 4.5 to 1.0      < 5.0 to 1.0
                                       -                 -                -                 -
----------------------- -------------- ----------------- ---------------- ----------------- ---------------- --------------

Applicable Margin           1/2%             3/4%               1%           1  3/4%              2 1/2%         3 1/4%
(Eurodollar-based
Advances)
----------------------- -------------- ----------------- ---------------- ----------------- ---------------- --------------


Applicable Commitment       1/4%             1/4%              1/4%             3/8%              3/8%           3/8%
Fee Percentage

Applicable Margin            0%               0%                0%               0%                0%            1/2%
(Prime-based Advances)
----------------------- -------------- ----------------- ---------------- ----------------- ----------------  -------------